UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A – 101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

***YOUR IMMEDIATE ACTION IS REQUESTED***

Please Vote Today for the June 30th Special Meeting

June 9, 2017

Dear Fellow Shareholder:

We have previously mailed you proxy materials for the ONEOK, Inc. Special Meeting of Shareholders to be held on June 30, 2017.

According to our latest records, we have not yet received your vote. The Special Meeting is now only a short time away and your vote is important. Please vote your shares via the internet or by telephone following the instructions on the enclosed Voting Instruction Form or complete, sign, date and mail your Voting Instruction Form today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on several of the proposals unless your broker receives your specific instructions.

•	THE SPECIAL COMMITTEE OF THE ONEOK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE STOCK ISSUANCE PROPOSAL (ITEM 1 ON ONEOK VOTING INSTRUCTION FORM).

•	THE ONEOK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE ONEOK CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK (ITEM 2 ON ONEOK VOTING INSTRUCTION FORM).

•	THE SPECIAL COMMITTEE OF THE ONEOK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ONEOK ADJOURNMENT PROPOSAL (ITEM 3 ON ONEOK VOTING INSTRUCTION FORM).

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Voting Instruction Form and return envelope.

Please follow the telephone or internet voting instructions on your Voting Instruction Form or complete, sign, date and mail the enclosed form and vote your shares today. In the event that two Voting Instruction Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

If you have any questions concerning the merger or this supplement to the Proxy Statement, would like additional copies or need help voting your ONEOK common stock, please contact ONEOK’s proxy solicitor:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokers Call: (203) 658-9400

All Others Call Toll Free: (800) 662-5200

Email: ONEOKinfo@morrowsodali.com

If you have already returned your Voting Instruction Form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the special meeting unless revoked. If you have not yet returned your Voting Instruction Form or submitted your voting instructions, please complete the form or submit instructions. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

Thank you for voting and for your continued support.

Sincerely,

John W. Gibson
Chairman of the Board

ONEOK, Inc. 100 West Fifth Street Tulsa, OK 74103 www.oneok.com